UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2004

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3033 Science Park Drive

San Diego, California 92121-1199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

On September 14, 2004, we issued a press release announcing the opening of our new office complex in the Reston Town Center in Reston, Virginia. The press release is filed as Exhibit 99.1 to this Current Report.  The press release contains information concerning our historic organic growth rates and our current employee recruitment efforts. We do not believe any of the information constitutes material non-public information relating to the results of our prior financial periods.  Because we had not previously disclosed this information and because organic growth is not a financial measure under generally accepted accounting principles, however, we are filing this Current Report for the purpose of providing the following reconciliation of organic revenue growth to our revenue growth under GAAP for our fiscal year ended December 31, 2003 and for the six months ended June 30, 2004.  Our operating results for those periods, including our revenue growth, were disclosed in periodic reports we previously filed with the Securities and Exchange Commission.

Reconciliation of Organic Growth to Total Revenue Growth

	Year Ended December 31,			Percentage Growth
	2003	2002	Growth

Revenues, as reported	$1,775,007	$1,392,160	$382,847	27.5%
Add: revenues related to entities acquired in 2002 for periods prior to their closing date	—	20,228	Total Growth
Less: revenues from acquisition in 2003 for which there are no comparative revenues in 2002	(2,746)	—

Revenues, as adjusted	$1,772,261	$1,412,388	$359,873	25.5%
			Organic Growth

Note 1: For purposes of calulating organic growth from one year to the next, Titan employs the following methodology with respect to acquired companies: (a) for an acquisition which occurred in 2003, the revenue recognized from the closing date through the end of the year is subtracted and (b) for an acquisition that occurred in 2002, the revenue that was recorded by the acquired company prior to the closing date is added to revenue for 2002 in order to make the two years comparative.

Note 2: The financial information presented above has not been restated to reflect the discontinuance of the Company’s Datron World Communications business and its Titan Scan Technologies service business, which were discontinued in June 2004.  The restatement to reflect the doscontinuance of these two businesses will be completed in connection with the Company’s annual audit for the year ending December 31, 2004.

Reconciliation of Organic Growth to Total Revenue Growth

	Six Months ended June 30,			Percentage
	2004	2003	Growth	Growth

Revenues, as reported	$968,954	$808,162	$160,792	19.9%
Add: year to date June 30, 2003 revenues from acquisition closed in the fourth quarter of 2003	—	9,001	Total Growth
Less: revenues from contracts sold or lost as a direct result of organizational conflicts of interests with Lockheed Martin	(2,170)	(10,828)

Revenues, as adjusted	$966,784	$806,335	$160,449	19.9%
			Organic Growth

Note:         For purposes of calulating organic growth from one period to the next, Titan employs the following methodology with respect to companies acquired or disposed of: (a) for an acquisition which occurred in 2003, the revenue that was recorded by the acquired company prior to the closing date is added to revenue for 2003 in order to make the two periods comparative and (b) for a disposition of contracts sold or lost in 2004, the revenues recorded in both periods have been subtracted in order to make the two periods comparative.

Cautionary Statements

Statements made in the press release filed as an exhibit to this Current Report and statements in this Current Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Examples of such forward-looking statements include, without limitation, our expectations as to our future growth, our current hiring requirements and expectations regarding continuing hiring requirements and our ability to meet our hiring needs.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the company’s dependence on continued funding of U.S. Department of Defense and federal civilian agency programs; contract termination or nonrenewal risks; risks related to the uncertain outcome of existing or future government proceedings, investigations or inquiries arising out of the FCPA investigation; risks related to the uncertain outcome of pending class action and other litigation against us; risks related to our ability to attract and recruit qualified employees to meet our customer needs and the contribution of our new facility to those efforts and other risks described in Titan’s SEC filings.

Item 9.01               Financial Statements and Exhibits.

99.1	Press Release dated September 14, 2044

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE TITAN CORPORATION

Dated: September 17, 2004	By:	/s/ BRIAN J. CLARK
Brian J. Clark
Vice President & Corporate Controller

INDEX TO EXHIBITS

99.1	Press Release dated September 14, 2004